QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 10, 2003, except for Note 8 for which the date is February 28, 2003 relating to the financial statements and financial statement schedule of UFP Technologies, Inc., which appears in UFP Technologies, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002.

PricewaterhouseCoopers LLP

Boston, Massachusetts
June 17, 2003

QuickLinks

CONSENT OF INDEPENDENT ACCOUNTANTS